UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013
____________________
RAPTOR PHARMACEUTICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25571 (Commission File Number)	86-0883978 (IRS Employer Identification Number)

9 Commercial Blvd., Suite 200
Novato, California 94949
 (Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (415) 382-8111
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 25, 2013, Raptor Pharmaceutical Corp., a Delaware corporation (the "Company"), entered into an office lease agreement with Hamilton Marin, LLC ("Landlord") for new corporate headquarters (the "Lease Agreement"), consisting of approximately 30,989 square feet located at 7 Hamilton Landing, Novato, California (the "Premises"). The Lease Agreement has an effective date of April 18, 2013 and a term of seven (7) years and three (3) months commencing on the earlier of the Company commencing business in the Premises or fifteen (15) days following completion of the agreed upon improvements to the Premises. The Lease Agreement provides for an initial base rent of approximately $855,000 per annum during the first year, subject to certain abatements, and increases by approximately three percent (3%) per annum thereafter.  However, under the Lease Agreement, the Company will initially move into a smaller adjacent building located at 5 Hamilton Landing, Novato, California.  The monthly rent for this smaller facility will be approximately $20,000 per month.  The Company is expected to move into the larger facility at 7 Hamilton around mid-2014.
The Lease Agreement contains terms, conditions, events of defaults and covenants customary for a lease agreement, including, among others, an obligation on the Company to maintain certain levels of general liability and property insurance, surrender conditions of the Premises and indemnification provision in favor of the Landlord. In the event of a default by the Company under the Lease Agreement, the Landlord has the right to terminate the Lease Agreement, take possession of the Premises and, subject to legal limitations, recover monetary damages including unpaid rent.
The Lease Agreement also contains an option for the Company to extend the term of the lease by an additional five (5) year period upon no less than eleven (11) months written notice prior to the expiration of the original lease term.  The rental amount for the option term shall be set at the fair market rental rate for comparable office space.
The foregoing description of the material terms of the Lease Agreement is qualified in its entirety by the complete terms of the Lease Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the six month period ending June 30, 2013.
Item 8.01                          Other Events.
On April 30, 2013, the U.S. Food and Drug Administration (the "FDA") announced that it has approved the Company's product candidate, PROCYSBI™, for the treatment of nephropathic cystinosis in adults and children six (6) years and older. In addition, the Company announced that the FDA approval has triggered the second $25.0 million payment (before fees and commissions) to the Company pursuant to its previously announced loan agreement with HealthCare Royalty Partners.
A copy of the Company's press release announcing the foregoing is furnished as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01                          Financial Statements and Exhibits.
(d)            Exhibits.
Exhibit No.	Exhibit Description
99.1	Press release issued by the Company dated as of April 30, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013	RAPTOR PHARMACEUTICAL CORP.

By:             /s/ Georgia Erbez
Name:  Georgia Erbez
Title:	Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Press release issued by the Company dated as of April 30, 2013.